Exhibit 23.2

INDEPENDENT AUDITORS CONSENT

Board of Directors
Airborne, Inc.
Seattle, Washington

We consent to the incorporation by reference in the Registration Statement of Airborne, Inc. and subsidiaries on Form S-8 of our report, dated February 9, 2001, incorporated by reference in the Annual Report on Form 10-K of Airborne, Inc. and subsidiaries for the year ended December 31, 2000.

/s/	Deloitte & Touche LLP
DE	LOITTE & TOUCHE LLP

Seattle, Washington
February 20, 2002